U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    1/23/01




                                PTI HOLDING INC.
                         ------------------------------
                         (Name of issuer in its charter)


      Delaware               1-11586                         13-3590980
----------------------     ----------                       ----------------
(State or jurisdiction     Commission                      (I.R.S. Employer
of incorporation or           file                         Identification No.)
organization)                 number


c/o 15 East North Street, Dover, DE                      19901
---------------------------------------                --------
(Address of principal executive offices)               (Zip Code)


                                 (302) 678-0855
                (Issuer's Telephone Number, Including Area Code)

ITEM 5.  OTHER EVENTS.
         The Board of Directors of PTI Holding Inc. (the Company) approved a reverse stock split of the Company's common stock, par value $.01 per share (Common Stock), whereby each outstanding 1,000 shares of Common Stock will be combined, converted and changed into one share of Common Stock. The Board of Directors approved the reverse stock split to reduce the record shareholders of the Company to less than 300 as part of the Company's plan to remove its shares from the public market and make the Company a private entity by terminating its registration under the Securities Act of 1934 and its obligation to file periodic and other reports thereunder. The Board believes that the freedom from the public reporting requirements and the costs associated with such reporting will improve the Company's earnings.
         The reverse stock split was effective at the close of trading on January 23, 2001 (the Effective Date). Stockholders of record on the Effective Date are entitled to receive one share of Common Stock for every One Thousand shares of Common Stock which are held as of the Effective Date. No fractional shares of Common Stock will be issued as a result of the reverse stock split. Rather, each holder of Common Stock who, as a result of the reverse stock split, would otherwise receive a fractional share of Common Stock will be entitled to receive an equivalent amount of cash in lieu of fractional shares. Such fractional shares will be exchanged at $.60 per pre split share. Shortly after the Effective Date, stockholders will receive instructions regarding the method of exchanging the old stock certificates for new stock certificates from the Company's transfer agent.

EXHIBITS
Exhibit No.      Description
----------       ----------------
1                Press release dated January 19, 2001 incorporated by reference.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 23, 2001

                                 PTI HOLDING INC.
                              -----------------------
                         By:/s/ Meredith W. Birrittella
                             Meredith W. Birrittella
                             Chief Executive Officer
                             (authorized signatory)

Exhibit 1.



               PTI Holding Announces Reverse Stock Split - REVISED

                           REVISION OF EFFECTIVE DATE


         YONKERS, NY, January 19, 2001 -- PTI Holding Inc. (NASDAQ:PTII) (the "Company") announced today that the Board of Directors of the Company approved a reverse stock split of the Company's Common Stock, whereby each outstanding 1,000 shares of Common Stock will be combined, converted and changed into one share of Common Stock.

         The Board of Directors approved the reverse stock split to reduce the record shareholders of the Company to less than 300 as part of the Company's plan to remove its shares from the public market and make the Company a private entity by terminating it's registration under the Securities Act of 1934 and its obligation to file periodic and other reports thereunder. The Board believes that the freedom from the public reporting requirements and the costs associated with such reporting will improve the Company's earnings. The reverse stock split will be effective at 12:01am on January 23, 2001.

         Stockholders of record on the Effective Date are entitled to receive one share of Common Stock for every One Thousand shares of Common Stock which are held as of the Effective Date. No fractional shares of Common Stock will be issued as a result of the reverse stock split. Rather, each holder of Common Stock who, as a result of the reverse stock split, would otherwise receive a fractional share of Common Stock will be entitled to receive an equivalent amount of cash in lieu of fractional shares. Such fractional shares will be exchanged at $.60 per share. Shortly after the Effective Date, stockholders will receive instructions regarding the method of exchanging the old stock certificates for new stock certificates from the Company's transfer agent.

         Safe Harbor Statement

         Forward-looking statements (statements which are not historical facts) in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. PTI's actual results could differ materially from those expressed or indicated by forward-looking statements.

         Factors that could cause or contribute to such differences include, but are not limited to: seasonality, adverse weather conditions, market acceptance of new products, competitive actions, relationships with major retailers, retail environment, economic conditions, currency fluctuations and other risks detailed in the Company's filings with the Securities and Exchange Commission.

SOURCE PTI Holding Inc.

For further information contact Anthony Costanzo (914) 423-8200